EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Jon Harris - Tel. (773) 864-6850

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS APPOINTS FINANCIAL TURNAROUND
EXPERT CARL J. LANDECK AS CHIEF FINANCIAL OFFICER

New CFO Brings Proven Turnaround Expertise and Shares Company’s
Commitment to Financial Integrity

CHICAGO, March 22, 2005 – Bally Total Fitness Holding Corporation (NYSE: BFT), North America’s leader in health and fitness products and services, today announced that finance veteran Carl Landeck has been appointed Chief Financial Officer, effective March 28, 2005.

“The hiring of a new CFO is an important step in restoring investor confidence in Bally’s financial statements,” said Paul Toback, Chairman and Chief Executive Officer of Bally Total Fitness. “I have every confidence that Carl will be an excellent addition to the executive team, as he brings a wealth of management and financial turnaround experience and possesses the leadership skills necessary to help us chart our future on a sound financial basis.”

Landeck, a Certified Public Accountant, has served as the CFO of both publicly traded and privately held companies over the past ten years and in various senior financial roles spanning nearly two decades. Throughout his career, Landeck has demonstrated an ability to restore credibility and integrity to accounting and finance functions at companies where there have been inherited deficiencies. He also brings a strong reputation for integrity and accomplishment within the banking and lending communities.

He most recently served as Chief Financial and Administrative Officer at Levitz Home Furnishings, Inc., one of the nation’s largest home furnishings retailers and parent company to both Levitz and Seaman Furniture. At Levitz Home Furnishings, Landeck was instrumental in developing and ensuring the financial integrity of the business, establishing an effective control environment and building the organizational infrastructure necessary to efficiently and effectively support the revitalization of the company’s operations.

Before joining Levitz Home Furnishings, Landeck served as Chief Financial Officer of Cablevision Electronics Investments, a wholly owned subsidiary of Cablevision Systems Corporation (NYSE: CVC), where he focused on the company’s successful acquisition and re-positioning of assets from Nobody Beats the Wiz, one of the largest regional retailers of consumer electronics goods during the 1990’s. He was previously Vice President of Finance and Chief Accounting & Financial Officer at Herman’s Sporting Goods, Incorporated. Landeck’s diverse experience also includes implementing restructuring plans and extensive development of financial technology.

Commenting on his new roles and responsibilities, Carl Landeck said, “I’m very impressed with the actions this new management team is taking in executing the turnaround plan for Bally. I appreciate Paul’s confidence in me and look forward to helping him restore credibility and financial integrity to the business. I’m excited to join them at this important time as we work together to maximize the Company’s full potential.”

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Landeck replaces Bill Fanelli who has served as acting CFO since April 2004. Fanelli will transition to the newly created position of Senior Vice President of Planning and Development where he will leverage his more than twelve years of experience at Bally in overseeing critical areas of the business, including strategic business planning, information technology, real estate, construction and franchising.

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations and Bally’s internal investigation, including review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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